EXHIBIT 99.1

Onfolio Holdings Secures Up to $300 Million in Financing

Capital to Expand Digital Asset Treasury, Generate Staking Yield, Strengthen Balance Sheet, and Accelerate Operating Growth

First $6 million tranche closing November 18; materially strengthens financial position and supports the company’s next phase of expansion

WILMINGTON, Del., Nov. 18, 2025 — Onfolio Holdings Inc. (Nasdaq: ONFO, ONFOW) (OTC: ONFOP) (“Onfolio” or the “Company”), a company that operates cash-flowing online businesses, today announced it has secured up to $300 million in financing through a convertible note facility (the “Facility”) with a U.S.-based institutional investor.

This agreement provides Onfolio with significant long-term access to capital to build its digital asset treasury, generate yield through staking, strengthen its balance sheet, and accelerate the growth of its operating businesses.

Transformative Opportunity for Scalable Growth

“We’ve structured this facility to allow us to invest directly in Bitcoin, Ethereum, and Solana, and stake those assets through established digital finance platforms to earn a return on invested capital, while also adding meaningful cash to support our operations and our path toward sustained profitability,” said Dom Wells, CEO of Onfolio.

“We see the initial tranches as transformative for Onfolio, and believe that future tranches, if drawn, would meaningfully expand our strategic flexibility and support the continued scaling of our business.”

Wells added: “This financing dramatically strengthens our balance sheet and significantly improves our working capital, positioning us to execute on multiple growth initiatives.”

A New Model: Operating Profits + Digital Asset Yield

Onfolio is developing a modern public holding company model that combines operating cash flow from a growing portfolio of online businesses with a diversified digital asset treasury designed to generate yield.

“We believe one of the most effective ways for a digital asset treasury to build value, and potentially outperform the underlying assets, is to pair it with scalable operating profits,” Wells said. “A balanced, multi-token approach provides diversified exposure to leading digital assets while reducing concentration risk.”

“Our aim is to create an investment vehicle that gives shareholders the upside potential of digital assets alongside the stability and durability of operating cash flow. Over time, we believe this blended approach can create meaningful, long-term value.”

Strategic Rationale: Built for the Digital Financial Era

The Facility strengthens Onfolio’s ability to pursue a strategy that blends:

•	The operational discipline of private equity
•	The liquidity and transparency of the public markets
•	The asymmetric upside potential of digital assets

The financing enhances Onfolio’s capacity to invest across multiple growth vectors at once, digital assets, operating businesses, and internal optimization, while maintaining a disciplined approach to capital allocation.

Allocation of proceeds will support:

Digital treasury expansion

•	Acquiring Bitcoin, Ethereum, and Solana
•	Staking those assets through digital finance platforms to generate yield

Operating growth and optimization

•	Strengthening the company’s balance sheet
•	Enhancing operational efficiency and margin potential
•	Supporting strategic hiring and key infrastructure needs
•	Reducing select liabilities where strategically beneficial
•	Funding accretive acquisitions of cash-flowing businesses

Overall, the Facility positions Onfolio to pursue strategic opportunities across cycles while maintaining a risk-managed, long-term approach.

Initial Transaction Terms

Under the Facility:

•	$6 million in gross proceeds will be funded at the Initial Closing on or about November 18, 2025, subject to customary conditions.
•	$2 million is expected at the Second Closing approximately 30 days later.
•	Up to $292 million remains available in potential future tranches, subject to certain conditions.

Use of Net Proceeds for the Initial Closing:

•	Approximately $2.5 million to acquire and stake digital assets
•	Approximately $2.5 million to support strategic growth initiatives across Onfolio’s operating businesses

Curvature Securities LLC acted as exclusive placement agent to the Company.

About Onfolio Holdings

Onfolio acquires, operates, and grows a diversified portfolio of online businesses while building a digital asset treasury designed to generate yield and long-term value. The Company combines operational cash flow, digital asset economics, and public-company liquidity to create a modern, multi-engine growth platform for investors.

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the “safe Harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, “estimated,” “projected,” Words such as “expect”, “anticipate”, “predict”, “plan”, “intend”, “believe”, “seek”, “may”, “will”, “should”, “future”, “propose” and variations of these words or similar expressions (or the opposite of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements do not guarantee future performance, conditions or results and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control and may cause actual results or achievements to differ materially from those discussed in the forward-looking statements. Important factors include future financial and operating results, including revenues, income, expenses, cash balances and other financial items; Ability to manage growth and expansion; Current and future economic and political conditions; The ability to compete in industries with low barriers to entry; The ability to obtain additional financing to fund capital expenditure in the future. Ability to attract new customers and further enhance brand awareness; Ability to hire and retain qualified management and key staff; Trends and competition in the financial advisory services industry; Pandemic or epidemic disease; Except as required by law, the Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, the Company cannot assure you that such expectations will turn out to be correct, and the Company cautions you that actual results may differ materially from the expected results expressed or implied by the forward-looking statements we make. You should not interpret forward-looking statements as predictions of future events. Forward-looking statements represent only the beliefs and assumptions of our management as of the date such statements are made. The above forward-looking statements are made as of the date of this press release.

Investor Contact

investors@onfolio.com